Exhibit 99.1

Etoiles Capital Group Co., Ltd. Completes Domestication from the Cayman Islands to Nevada

Hong Kong, Oct. 16, 2026 (GLOBE NEWSWIRE) -- Etoiles Capital Group Co., Ltd. (“we”, “EFTY” or the “Company”) (Nasdaq: EFTY), a company specializing in integrated investor relations services in Hong Kong, today announced the completion of domestication process to change the jurisdiction of incorporation of the Company from the Cayman Islands to the State of Nevada. The domestication was approved by shareholders of the Company at its annual general meeting held on October 15, 2026. Effective as of October 19, 2026, each Class A ordinary share issued and outstanding will be automatically converted into one share of common stock of the continuing entity following the domestication. Trading in the Company’s Class A Ordinary Shares has remained suspended since October 6, 2025 and continues to be suspended as of the date of this press release. The Company’s Common Stock are expected to commence trading on the Nasdaq under the symbol “EFTY” once trading resumes. No action is required from existing shareholders and the Company’s CUSIP number will be changed to 29771T102. The Company does not anticipate any impact to day-to-day business operations as a result of the domestication.

Further details of the domestication will be disclosed on a Current Report on Form 8-K that will be filed with U.S. Securities and Exchange Commission (the “SEC”) on the Company’s website and at www.sec.gov.

About Etoiles Capital Group Co., Ltd.

We are an a corporation incorporated under the laws of the State of Nevada as a holding company. Our business operations are conducted through our indirect wholly-owned Hong Kong subsidiary, Etoiles Consultancy. We also own Etoiles Financial, a company with no material operations of its own and mainly used to handle administrative expense. We operate as a single-segment business, specializing in integrated investor relations services in Hong Kong. Etoiles Consultancy and Etoiles Financial were founded in 2013 and 2023, respectively. Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our Hong Kong Operating Subsidiary primarily targets companies that intend to seek a listing or are listed on the stock exchanges in Hong Kong or U.S.. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry.

For more information, please visit the Company’s website: https://www.etoilesgroup.com/.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s announcement and other filings with the SEC.

For more information, please contact:

Etoiles Capital Group Co., Ltd.

Email: ir@etoilesfin.com